Exhibit 99.1

Tron Inc. Reports Record Third Quarter 2025 Results

-Over $239 million in Shareholders’ Equity

-Net Income of $12,174,266

Winter Park, Florida, November 12, 2025 — Tron Inc. (Nasdaq: TRON) (the “Company”), an innovation leader at the intersection of blockchain, entertainment and digital assets, announced financial results for the fiscal quarter ending on September 30, 2025, in its Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on Monday.

For the third quarter of 2025, the Company reported net income of $12,174,266, compared to a net loss of $1,128,872 in the same period last year. The Company ended the quarter with over $239 million in shareholders’ equity, supported by a strong asset base that includes cash, cash equivalents, and investments in TRON tokens (TRX) and Staked TRX tokens (sTRX).

During the quarter, the Company expanded its TRX holdings through an additional $110 million investment from its largest shareholder, further strengthening the Company’s balance sheet and long-term growth capacity.

Management attributed the Company’s strong performance to its disciplined cost structure, low cash burn rate, and strategic investments in high-growth digital assets. This robust financial position provides a solid foundation for future initiatives aimed at expanding the Company’s digital asset portfolio.

“Our third quarter results underscore the strength of our digital asset strategy and the execution of our strategic priorities,” said Rich Miller, Chief Executive Officer of Tron Inc. “We continue to explore opportunities to drive growth and deliver long-term value for our shareholders.”

About Tron Inc.

Tron Inc. (Nasdaq: TRON) is a company at the forefront of blockchain innovation, entertainment, and digital asset management. Through strategic investments in blockchain ecosystems and entertainment platforms, as the public company with the largest TRON tokens (TRX) holdings, Tron Inc. is committed to transparency, and the adoption of decentralized finance for long-term value creation. In addition, through its wholly owned subsidiary, the Company designs, develops, and manufactures custom merchandise which includes toys and souvenirs for the world’s largest theme parks and other entertainment venues. Many of the Company’s products are based on award winning multi-billion-dollar entertainment franchises that are featured in popular movies and books. The products are distributed worldwide at Walt Disney Parks and Resorts, Universal Parks and Destinations, United Parks and Resorts – SeaWorld, Six Flags and other attractions.

Caution Regarding Forward-Looking Statements

Certain statements in this announcement are forward-looking statements. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue”, “commit”, “explore” or other similar expressions. These statements include, but are not limited to, statements regarding the Company’s continued expansion into blockchain-powered treasury holdings and long-term vision to build shareholder value through innovation and strategic leadership. These statements are subject to uncertainties and risks including, but not limited to, the risk factors discussed in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Forms 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement and other filings with the SEC. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations that arise after the date hereof, except as may be required by law.

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